Exhibit 5.1

May 12, 2026

Ring Energy, Inc.
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380

Ladies and Gentlemen:

We have acted as counsel to Ring Energy, Inc., a Nevada corporation (the “Company”), in connection with the underwritten public offering (the “Offering”) of up to 51,111,111 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to be issued and sold by the Company under its Registration Statement on Form S-3, declared effective on January 10, 2025 (Registration No.: 333-283978) (the “Registration Statement”), the prospectus, dated January 10, 2025 (the “Base Prospectus”), supplemented by the preliminary prospectus supplement, dated May 12, 2026 (the “Preliminary Prospectus”), and the final prospectus supplement, dated May 12, 2026 (the “Final Prospectus” and together with the Preliminary Prospectus and the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the underwriting agreement, dated May 12, 2026 (the “Underwriting Agreement”), by and among the Company and Mizuho Securities USA LLC, BofA Securities, Inc. and Raymond James & Associates, Inc. as representatives (collectively, the “Representative”) of the several underwriters named therein (the “Underwriters”). All capitalized terms used in this opinion letter without definition have the meanings assigned to them in the Underwriting Agreement.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, as referenced in the Registration Statement and the Prospectus.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, including the Prospectus, the Company’s articles of incorporation and bylaws, each as amended to the date hereof, the Underwriting Agreement, and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter. In addition, we have assumed the genuineness of all signatures and the legal competence of all signatories to such documents.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized for issuance, and when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor in the manner contemplated by the Underwriting Agreement and in accordance therewith and with the proceedings described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the general corporate laws of the State of Nevada and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, domestic or foreign.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated May 12, 2026, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.